UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 12, 2017

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 12, 2017 and October 17, 2017, Micron Technology, Inc., a Delaware corporation (“Micron”), issued notices to redeem its outstanding 7.500% Senior Secured Notes due 2023 (the “2023 Senior Secured Notes”).  The redemption of the 2023 Senior Secured Notes will be effected pursuant to the terms of the Indenture, dated as of April 26, 2016 (the “2023 Senior Secured Note Indenture”), that governs the 2023 Senior Secured Notes.  Micron will redeem (i) $437.5 million in aggregate principal amount on November 13, 2017 at a price equal to 107.5% of the principal amount thereof, and (ii) $812.5 million in aggregate principal amount on November 16, 2017, at a price equal to 100% of the principal amount thereof plus a make-whole premium determined pursuant to the terms of the 2023 Senior Secured Note Indenture, plus, in each case, accrued and unpaid interest to, but excluding, such redemption date.  As of the date hereof, there is $1,250 million in aggregate principal amount of 2023 Senior Secured Notes outstanding.

Additionally, on October 17, 2017, Micron issued a notice to redeem its 5.25% Senior Notes due 2023 (the “2023 Senior Notes”).  The redemption of the 2023 Senior Notes will be effected pursuant to the terms of the Indenture, dated as of February 3, 2015 (the “2023 Senior Note Indenture”) that governs the 2023 Senior Notes.  Micron will redeem the 2023 Senior Notes on November 16, 2017 at a price equal to 100% of the principal amount thereof, plus a make-whole premium determined pursuant to the terms of the 2023 Senior Note Indenture plus accrued and unpaid interest to, but excluding, such redemption date.  As of the date hereof, there is $1,000 million in aggregate principal amount of 2023 Senior Notes outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: October 18, 2017	By:	/s/ Ernest E. Maddock
	Name:	Ernest E. Maddock
	Title:	Senior Vice President and Chief Financial Officer